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Exhibit 10.26

Adopted December 3, 2003

HOUGHTON MIFFLIN HOLDINGS, INC.
2003 STOCK OPTION PLAN

1.     Purpose

        The purpose of this 2003 Stock Option Plan (the "Plan") is to advance the interests of Houghton Mifflin Company, a Massachusetts corporation (the "Company"), and the Company's parent corporation, Houghton Mifflin Holdings, Inc., a Delaware corporation ("Holdings"), by enhancing the ability of the Company and its "Subsidiaries" (as defined below) to attract and retain employees and directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and Holdings through interests in shares of the Class A-10 Common Stock, $.001 par value per share of Holdings ("Shares"). Any individual selected to receive an option award under the Plan is referred to as a "participant." For purposes of the Plan, "Subsidiary" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or other entity directly or indirectly controlled by the Company or Holdings.

2.     Administration

        The Plan shall be administered by the Board of Directors of Holdings (the "Board") in all cases subject to the provisions of the Amended and Restated Certificate of Incorporation of Holdings. The Board shall have discretionary authority subject to the express provisions of the Plan (a) to grant option awards to such eligible persons as the Board may select; (b) to determine the time or times when awards shall be granted and the number of shares of stock subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Actions by the Board in connection with the Plan shall be conclusive and shall bind all parties. Subject to Section 10, the Board shall also have the authority, both generally and in particular instances, to waive compliance with any obligation to be performed under an award by the person holding the award (or by the employee or director to whom the award was granted, if different), to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the person holding the award without such person's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments contemplated by Section 4(c) or Section 7(g).

        The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to an individual or to the Compensation Committee (the "Committee") of the Board. If delegated to the Committee, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. To the extent the Board delegates powers to an individual or the Committee, references herein to the Board shall be construed (as appropriate in context) as referring to the individual or Committee.

3.     Effective Date and Term of Plan

        The Plan shall become effective on July 1, 2003. No awards shall be granted under the Plan after June 30, 2013, but awards previously granted may extend beyond that date.

4.     Shares Subject to the Plan

        (a)   Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of stock that may be subject to option awards granted under the Plan shall be    98,611 shares of Class A-10 Common Stock; provided, however, that if any option award granted under the Plan terminates without having been exercised in full, the number of shares of stock for which such option award was not exercised shall be available for future awards or grants under the Plan.

        (b)   Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued stock, or if the Board so decides in its sole discretion, previously issued stock acquired by Holdings and held in its treasury. Holdings may deliver fractional shares of stock under the Plan.

        (c)   Changes in Stock. In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities or other property), stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock, or other transaction or event (except those described in Section 7(g)) that affects Holdings' capital stock, the number and kind of shares of stock or securities of Holdings subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that may be delivered under the Plan, and other relevant provisions shall be adjusted, if appropriate, to prevent enlargement or dilution of benefits intended to be made available under the Plan. The Board may in good faith also adjust in an equitable manner the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those mergers and consolidations that are governed by Section 7(g)), acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.     Vesting

        The Board may determine the time or times at which an award will vest or become exercisable and the terms on which an award requiring exercise will remain exercisable. Without limiting the foregoing, the Board may at any time accelerate the vesting or exercisability of an award notwithstanding the vesting schedule set forth in such award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

6.     Eligibility and Participation

        Persons eligible to receive awards under the Plan shall be those employees and directors who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its Subsidiaries.

7.     Terms and Conditions of Options

        (a)   Exercise Price of Options. The exercise price of each option shall be determined by the Board, but the exercise price shall not be less, in the case of an original issue of authorized stock, than par value.

        (b)   Duration of Options. Subject to the conditions or earlier termination as provided in the Plan or in the certificate or agreement evidencing such option, each option award granted under the Plan shall be exercisable for a period of ten years from the grant of the option award. The latest date on which an option may be exercised (the "Expiration Date") shall be June 30, 2023.

        (c)   Exercise of Options.

          (1)   Any exercise of an option shall be in writing, signed by the proper person and furnished to Holdings, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 7(d) for the number of shares for which the option is exercised. Such written notice shall state the number of shares in respect of which the option is being exercised and shall, if required by the Board as contemplated by Section 7(e) below, contain the acknowledgment and agreement of the participant (or other proper person) that the shares issuable upon exercise will be subject to the Stockholders Agreement dated as of December 30, 2002 among Holdings, the Company and certain stockholders of Holdings, as amended from time to time (the "Stockholders Agreement") with respect to such matters as voting agreements, additional restrictions on transfer, tag-along, drag-along, take-along or other co-sale rights and obligations, call rights upon termination of service and other matters.

          (2)   The Board shall have the right to require that the person exercising an option (or the employee or director to whom the option was granted, if different), remit to Holdings an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to Holdings with regard to such taxes) prior to the delivery of any stock pursuant to the exercise of the option. Either at the time of the grant of the option or in connection with exercise, the person exercising the option (or the employee or director to whom this option was granted, if different) may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by requesting that Holdings withhold from the shares of stock to be delivered upon the exercise a number of shares of stock having a fair market value equal to such withholding obligation. In no event shall stock be tendered or held back by Holdings in excess of the statutory minimum amount required to be withheld for federal, state, and local taxes.

          (3)   If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution or pursuant to Section 7(f) below, Holdings shall be under no obligation to deliver stock pursuant to such exercise until Holdings is satisfied as to the authority of the person or persons exercising the option.

        (d)   Payment for Stock. Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (i) in cash, check acceptable to Holdings (determined in accordance with such guidelines as the Board may prescribe), or money order payable to the order of Holdings, or (ii) (A) through the delivery of shares of stock which, if acquired from Holdings, have been held for at least six months and which have a fair market value on the last business day preceding the date of exercise as determined in good faith by the Board in its reasonable discretion equal to the purchase price, or (B) if so permitted by the Board, by delivery of a promissory note, such note to be payable on such terms as are specified by the Board, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to Holdings sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the stock delivered upon exercise of the option is an original issue of authorized stock, at least so much of the exercise price as represents the par value of such stock shall be paid other than with a personal check or promissory note of the person exercising the option.

        (e)   Delivery of Stock and Related Conditions. No person shall have the rights of a stockholder with regard to awards under the Plan except as to stock actually received by such person under the Plan.

Holdings shall not be obligated to deliver any shares of stock (i) until, in the opinion of Holdings' counsel, all applicable federal and state securities laws and regulations have been complied with, (ii) if the outstanding stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by Holdings' counsel. Without limiting the generality of the foregoing, if the sale of stock has not been registered under the Securities Act of 1933, as amended, Holdings may require, as a condition to exercise of the award, such representations or agreements as counsel for Holdings may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such stock bear an appropriate legend restricting transfer. In addition, the Board may require, as a condition to the issuance and delivery of stock to any person upon exercise, that such person agree in writing, in form and substance satisfactory to the Board, to be bound by the Stockholders Agreement.

        (f)    Nontransferability of Awards. Except as specifically provided in an option approved by the Board, no option or other award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by him or her (or in the event of the participant's legal incapacity, the person or persons legally appointed to act on the participant's behalf).

        (g)   Certain Events, etc. In the event of any Change of Control (which, for purposes of the Plan, will have the meaning set forth in the Stockholders Agreement) in which there is an acquiring or surviving entity (which may include Holdings or the Company itself) the Board shall provide for substitute or replacement option awards of similar value from, or the assumption of outstanding option awards by, the acquiring or surviving entity or one or more of its Subsidiaries, any such substitution, replacement or assumption to be on such terms as the Board in good faith determines; provided, however, that the Board may, as to any outstanding option awards, instead take any one or more of the following actions: (1) provide that any or all option awards shall thereupon terminate; provided that any such outstanding awards that have vested shall remain exercisable until consummation of such Change of Control; (2) make any outstanding option exercisable in full, or (3) in the event that Holdings will receive upon consummation of the Change of Control a payment of cash ("Transaction Consideration") make or provide for a cash payment to the participant equal to the difference between (A) the Transaction Consideration per share of stock times the number of shares of stock subject to outstanding options (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all such outstanding options (provided that in the event that the transaction consideration also includes payment of other than cash, the Board shall take any equitable action that it deems appropriate in determining the amount and form of payment of the non-cash consideration hereunder). Notwithstanding the foregoing, in the event of a Change of Control, the Board shall undertake, but shall not be obligated, to provide that participants holding unvested awards either have their unvested awards assumed by the acquiring or surviving entity or receive substitute or replacement awards.

        (h)   Holdings Call on Participant Stock. Unless the Board or a participant's employment agreement or the certificate or agreement evidencing such participant's option expressly provides otherwise, upon the participant's termination of employment with the Company and its Subsidiaries for any reason, Holdings may, within 180 days of the last day on which any stock option held by the participant shall be exercisable, purchase for cash or notes all or any portion of the stock which is obtained through the exercise of an option (a "Call Option"). Holdings may exercise the Call Option by providing written notice of such exercise to the participant. In such event, closing of the stock sale pursuant to the Call Option shall take place at such time and place as Holdings shall specify by notice to the participant, which will be no later than 30 days after the date of Holdings' notice of exercise of the Call Option. At the closing of such sale, the participant shall deliver the certificates evidencing the shares of stock to be sold by the participant, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against payment of the repurchase price required by this paragraph. In the event that the participant fails to deliver such certificates to Holdings on the date specified by Holdings for the closing, Holdings may cancel such shares of stock on the books and records of Holdings and deposit such repurchase price in a separate bank account for the benefit of the participant, which Holdings shall release to the participant upon receipt of such stock certificates. Except as otherwise provided herein, the repurchase price per share pursuant to the Call Option will be equal to the fair market value of the stock on the last business day immediately preceding the date of repurchase. In the event the participant is terminated for Cause, the repurchase price per share will be equal to the lesser of: (i) the fair market value of the stock at the time of exercise of the Call Option, or (ii) the original purchase price of the shares. For purposes of this Section 7(h), fair market value of the stock shall be determined by the Board in good faith. The Board may elect to assign or transfer any of the rights of Holdings pursuant to this Section 7(h) to any person or entity. Any shares of stock which are not purchased pursuant to the Call Option upon the termination of the employment of any participant shall remain subject to all of the provisions of the Plan. The provisions of this Section 7(h) shall expire on the occurrence of a Initial Public Offering or Change of Control (each as defined in the Stockholders Agreement).

8.     Termination of Employment or Board Membership

        (a)   Unvested Options. Unless otherwise determined by the Board, upon any termination of employment with the Company or its Subsidiaries, any and all unvested options awarded under this Plan will terminate immediately upon such termination of employment.

        (b)   Termination Other Than for Cause or Retirement. Unless the Board or a participant's employment agreement or the certificate or agreement evidencing such participant's option expressly provides otherwise, in the event of the termination of the participant's employment with the Company or its Subsidiaries due to any reason other than for Cause (as defined below) or Retirement (as defined below):

          (1)   all stock options held by the participant (or by his or her permitted transferee under Section 7(f)) immediately prior to such termination of employment, to the extent then exercisable, will remain exercisable by the participant (or by his or her permitted transferee under Section 7(f)) until the earlier of (A) (i) 120 days following such termination of employment for employees terminated by the Company without Cause or for employees terminated by reason of death or disability, or (ii) 30 days following termination of employment for employees who resign from the Company, or (B) the Expiration Date, and shall thereupon terminate; and

          (2)   all stock options held by the participant (or by his or her permitted transferee under Section 7(f)) immediately prior to such termination of employment, to the extent then not exercisable, shall be deemed to be cancelled automatically upon such termination.

        (c)   Termination for Cause. In the event that a participant's employment with the Company or its Subsidiaries is terminated for Cause (as defined below) all unexercised stock options shall cease immediately to be exercisable and shall be deemed to be cancelled automatically upon such termination.

        (d)   "Cause" Defined. For purposes hereof, the term "Cause" shall have the following meanings:

          (1)   in the case of any participant who is party to a written employment agreement containing provisions for the termination of the participant's employment for "Cause," the taking of actions or occurrence of events or other circumstances which would provide the basis for such termination of employment under such agreement will constitute "Cause" for purposes of this Plan; and

          (2)   for all other participants the term "Cause" shall mean any of the following events or conditions: (A) the willful failure to perform (other than by reason of disability), or gross negligence in the performance of, the participant's material duties and responsibilities to the Company or any of its Subsidiaries, or willful failure to follow or carry out any reasonable material direction of the Board, and the continuance of such failure or gross negligence for a period of ten days after written notice to the participant; (B) the material breach by the participant of any agreement to which such participant and the Company or any of its Subsidiaries are party, which breach continues for ten days after written notice to the participant; (C) the commission of fraud, embezzlement, theft or other material dishonesty by such participant; (D) the conviction of such participant of, or plea by such participant of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; and (E) any other intentional action or intentional omission that involves a material breach of fiduciary obligation on the part of such participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests, or reputation of the Company or any of its Subsidiaries.

        (e)   Retirement. In the event that a participant retires from the Company at the age of 62 years or older after serving more than 10 years in the employment of the Company ("Retirement"), all stock options held by the participant immediately prior to his or her Retirement, to the extent then exercisable, shall remain exercisable until such options expire pursuant to the terms of the certificates or agreements evidencing such participant's options or the tenth anniversary of the grant of such options if an expiration date is not specified in such terms.

        (f)    No Exercise After Expiration Date. No option shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.

        (g)   Board Authority. The Board may provide in the case of any award for post-termination exercise provisions different from those expressly set forth in this Section 8, but in no case may an award be exercised after the Expiration Date.

9.     Employment or Directorship Rights

        Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee or director of Holdings, the Company or any of their Subsidiaries, or affect in any way the right of Holdings, the Company, or such Subsidiary to terminate the participant's relationship at any time. The loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of a participant's employment or service as a director.

10.   Effect, Discontinuance, Cancellation, Amendment, and Termination

        Neither the adoption of the Plan nor the grant of awards to a participant shall affect Holdings' right to make awards to such participant that are not subject to the Plan, to issue to such participant stock as a bonus or otherwise, or to adopt other plans or arrangements under which stock may be issued. No option granted pursuant to the Plan is intended to be an incentive stock option under Section 422 of the Code. The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards; provided that, except to the extent expressly required by the Plan, no such amendment shall adversely affect the rights of any participant (without his or her consent) under any award previously granted, nor shall such amendment, without the approval of the stockholders of Holdings, effectuate a change for which stockholder approval is required to comply with any tax or regulatory requirement including in order for the Plan to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

11.   Miscellaneous

        The Plan shall be governed by Delaware law.

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  Exhibit 10.26
  Adopted December 3, 2003
HOUGHTON MIFFLIN HOLDINGS, INC. 2003 STOCK OPTION PLAN